Exhibit 99.1

ABVC BIOPHARMA, INC.

44370 Old Warm Springs Blvd., Fremont, CA 94538

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of ABVC BioPharma, Inc.:

You are cordially invited to attend the 2022 annual shareholder meeting of ABVC BioPharma, Inc. (the “Company” or “ABVC”) to be held on May 20, 2022 at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), as a virtual electronic meeting using a Zoom video webinar (the “Meeting”). Due to concerns regarding the coronavirus pandemic and to assist in protecting the well-being and health of our shareholders and employees, the Meeting will be held virtually via the Internet only with no physical in-person meeting excluding the Board of Directors. Technology will be incorporated into the Meeting to increase efficiency, allow for social distancing and provide for shareholder participation. In addition to on-line attendance, shareholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to shareholder questions.

To attend the virtual Meeting, go to the Zoom link below:

https://us06web.zoom.us/webinar/register/WN_N4Og75-7SC-D69RZENZRMg

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” ) of ABVC BioPharma, Inc. (the “Company” ) for use at the 2022 annual meeting of Shareholders of the Company (the “Meeting” ) and at all adjournments and postponements thereof. The Meeting will be held on May 20, 2022, at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), to consider and vote upon the following proposals:

1.	To re-elect Eugene Jiang, Dr. T.S. Jiang, Dr. Tsang Ming Jiang, Norimi Sakamoto, Yen-Hsin Chou, Dr. Chang-Jen Jiang, Dr. Shin-Yu Miao, and Yoshinobu Odaira, (the “Current Director Nominees” ) to serve on the Company’s Board of Directors (the “Board”) until the next annual shareholders meeting and until their successors are duly elected and qualified;

2.	To elect Che Wei Hsu, Shuling Jiang and Kuang-Tseng Chen, (the “New Director Nominees,” together with the Current Director Nominees, the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) until the next annual shareholders meeting and until their successors are duly elected and qualified;

3.	To ratify the selection of KCCW Accountancy Corp. (“KCCW”) as our independent auditor to audit the financial statements for the fiscal year ending on December 31, 2022;

4.	To approve, by a non-binding vote, the Company’s executive compensation;

5.	To approve, by a non-binding vote, the frequency of future Stockholder advisory votes relating to the Company’s executive compensation; and,

6.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS EXCEPT “THREE YEARS” FOR PROPOSAL NO. 5.

Holders of record of the Company’s Common Stock at the close of business on April 20, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Due to the virtual nature of the Meeting, you are urged to vote in favor of each of the proposals by so indicating on the enclosed Proxy and by signing and returning the enclosed Proxy as promptly as possible, before 11:59 p.m. EST on May 19, 2022, whether or not you plan to attend the Meeting virtually. The enclosed Proxy is solicited by the Company’s Board of Directors. Any shareholder giving a Proxy may revoke it prior to the time it is voted by notifying the Secretary, in writing, to that effect, by filing with him/her a later dated Proxy. You will not be able to vote at the Meeting; therefore, it is strongly recommended that you complete the enclosed proxy card before 11:59 p.m. EST on May 19, 2022, to ensure that your shares will be represented at this Meeting.

A complete list of Shareholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by Shareholders during ordinary business hours for any purpose germane to this Meeting.

Whether or not you plan to attend the annual meeting, we urge you to read this notice carefully and to vote your shares. Your vote is very important. If you are a registered shareholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals to be considered at the annual meeting.

I want to thank all of our shareholders as we look forward to what we believe will be an exciting future for our business.

We strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted.

This notice and the enclosed proxy statement are first being mailed to Shareholders on or about April 27, 2022.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Howard Doong
Howard Doong
Chief Executive Officer

April 20, 2022

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to Be Held at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST) on

May 20, 2022 Eastern Standard Time

The Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for year ended December 31, 2021 are available at www.proxyvote.com.

i

ABVC BioPharma, Inc.

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

to be held on May 20, 2022, at 9:00 p.m., local time in Taiwan, 9:00 a.m. Eastern Standard Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This notice provides some details about the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST) , on Friday, May 20, 2022 via the Zoom link below. Due to the continued public health impact of the coronavirus, or COVID-19, the Company has decided to hold the Annual Meeting of Shareholders as a virtual electronic meeting using Zoom video webinar. To assist in protecting the well-being and health of our shareholders and employees, the Meeting will be held virtually via the Internet only with no physical in-person meeting except the Board of Directors. In addition to on-line attendance, shareholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to shareholder questions.

To attend the virtual Meeting via Zoom, go to the link below:

https://us06web.zoom.us/webinar/register/WN_N4Og75-7SC-D69RZENZRMg

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

We recommend you log in at least 15 minutes before the Meeting to ensure you are logged in when the meeting starts.

Shareholders are being asked to consider and vote upon proposals to (i) re-elect the Current Director Nominees to the Board to serve one-year terms, (ii) elect the New Director Nominees to the Board to serve one-year term, (iii) ratify the selection of KCCW as our independent registered public accounting firm for 2022, (iv) approve, by a non-binding vote, the Company’s executive compensation; (v) approve, by a non-binding, vote the frequency of future Stockholder advisory votes relating to the Company’s executive compensation; and (vi) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

In this proxy statement, we refer to ABVC BioPharma, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Shareholders who owned shares of our common stock, $0.001 par value per share (the “Common Stock”) on April 20, 2022 (the “Record Date”) may attend and vote at this Meeting. There were 30,307,329 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share. Information about the stockholdings of our directors, executive officers and significant Shareholders is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 19 of this proxy statement.

What is the proxy card?

The card enables you to appoint Howard Doong as your representative at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before 11:59 p.m. EST on May 19, 2022 in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the Director Nominees listed in proposal No. 1 and 2 and “FOR” each of proposals No. 3 and 4 and “THREE YEARS” for proposal No. 5.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Certain of our Shareholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record/Registered Shareholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, you are a “Shareholder of record” and we are sending these proxy materials directly to you. As the Shareholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the Shareholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the Shareholder of record, you may not vote these shares in person unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement.

How do I vote?

If you were a stockholder of record of the common stock on the Record Date, you may vote in any of the methods described below. Each share of common stock entitles the holder thereof to one vote on the applicable proposals.

You may vote in one of three ways:

●	Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

●	By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

●	By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

i.	as you instruct; and

ii.	according to the best judgment of the appointed Proxy if a proposal comes up for a vote at this Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	FOR each nominee for director;

●	FOR the selection of KCCW as our independent registered public accounting firm for year ending December 31, 2022;

●	FOR the approval, by a non-binding vote, the Company’s executive compensation;

●	FOR the recommendation of every THREE (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation; and

●	According to the best judgment of Mr. Doong if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible, but prior to 11:59 p.m. EST on May 19, 2022, so your shares may be represented at the Meeting. There will not be any voting at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date; or

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the Shareholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the Shareholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted.

How many votes are required to elect the Director Nominees as directors of the Company?

The election of directors is based on a plurality of the votes represented at the Meeting or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

How many votes are required to ratify KCCW as the Company’s independent registered public accounting firm for year ending December 31, 2022?

The proposal to ratify the appointment of KCCW to serve as our independent registered public accounting firm for 2022 requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

How many votes are required to approve, by a non-binding vote, the Company’s executive compensation?

The proposal to approve, by a non-binding vote, the Company’s executive compensation requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

How many votes are required to approve, by a non-binding vote, the frequency of future Stockholder advisory votes relating to the Company’s executive compensation?

The proposal to approve, by a non-binding, vote the frequency of future Stockholder advisory votes relating to the Company’s executive compensation requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying Shareholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538 with any questions about proposals described in this proxy statement or how to execute your vote.

WHERE CAN I GET A COPY OF THE PROXY MATERIALS?

Copies of our 2021 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2021, the proxy card, the Notice and this Proxy Statement are available on our Company’s website at http://www.abvcpharma.com. The contents of that website are not a part of this Proxy Statement. If you want to receive a paper or email copy of the Company’s 2021 Annual Report, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by contacting Yvonne Chen at: info@ambrivis.com.

THE ANNUAL MEETING

General

We are furnishing this proxy statement to you, as a shareholder of ABVC BioPharma, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on May 20, 2022, and any adjournment or postponement thereof. This proxy statement is first being furnished to Shareholders on or about April 27, 2022. This proxy statement provides you with information you need to know to be able to vote.

Date, Time and Place of the Meeting

The Meeting will be held virtually on May 20, 2022, at 9:00 p.m., local time in Taiwan/9:00 a.m. EST, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask Shareholders to consider and vote upon the following proposals:

1.	To re-elect the Current Director Nominees to serve on the Company’s Board of Directors until the next annual shareholders meeting and until their successors are duly elected and qualified;

2.	To elect the New Director Nominees to serve on the Company’s Board of Directors until the next annual shareholders meeting and until their successors are duly elected and qualified;

2.	To ratify the selection of KCCW as our independent registered public accounting firm for year ending December 31, 2022;

3.	To conduct a non-binding vote on the Company’s executive compensation;

4.	To conduct a non-binding vote on the frequency of future Stockholder advisory votes relating to the Company’s executive compensation; and

5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Record Date and Voting Power

Our Board fixed the close of business on April 20, 2022, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 30,307,329 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Accordingly, a total 30,307,329 votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of Shareholders is necessary to hold a valid meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum. Abstentions and broker non-votes (i.e. shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

Proposal No. 1 shall be decided by a plurality of the shares of common stock represented at the Meeting or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors;

Proposal No. 2 shall be decided by a plurality of the shares of common stock represented at the Meeting or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors;

Proposal No. 3 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal;

Proposal No. 4 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal; and

Proposal No. 5 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Revocability of Proxies

Any proxy may be revoked by the shareholder of record giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares.

If the shares are held by the broker or bank as a nominee or agent, the beneficial owners should follow the instructions provided by their broker or bank.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to this Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights in connection with any of the proposals to be acted upon at the Meeting.

Who Can Answer Your Questions about Voting Your Shares

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of our Company are located at 44370 Old Warm Springs Blvd., Fremont, CA 94538. The Company’s telephone number at such address is 510-668-0881.

PROPOSAL NO. 1 — RE-ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Corporate Governance and Nominating Committee and approved by our Board to stand for re-election as directors of the Company. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason, any nominee/director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Three of our former directors, Dr. Hwalin Lee, Dr. Ming-Fong Wu and Shih-Chen Tzeng decided not to stand for re-election this year to pursue other obligations.

Board Qualifications and Director Nominees

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our Shareholders. While the Corporate Governance and Nominating Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Corporate Governance and Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing Shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The Director Nominees recommended by the Board are as follows:

Name	Age	Title
Eugene Jiang	35	Chairman of the Board
Dr. Tsang Ming Jiang	61	Director
Norimi Sakamoto	51	Independent Director(2)
Yen-Hsin Chou	33	Independent Director (1)
Dr. Tsung-Shann (T.S.) Jiang	68	Chief Strategy Officer (“CSTRO”) and Director
Dr. Chang-Jen Jiang	66	Director
Dr. Shin-Yu Miao	58	Independent Director(1)(2)(3)
Yoshinobu Odaira	73	Independent Director(3)

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee

Information Regarding the Company’s Directors and the Nominees

Eugene Jiang has served as our CEO and President since the Company’s inception in July 2015 until he resigned on September 15, 2017. He remains the Chairman of the Board. From June 2015 until present, Mr. Jiang also serves as Director for BioLite Incorporation. He also serves as CEO for Genepro Investment Company since March 2010. Mr. Jiang obtained an EMBA degree from the University of Texas in Arrington in 2009. And in 2008, Mr. Jiang received a bachelor’s degree in Physical Education from Fu-Jen Catholic University.

Dr. T.S. Jiang, has been the chairman of BioLite, Inc., a subsidiary of BioLite, Inc., since January 2010. Prior to BioLite, Dr. Jiang served as the president and/or chairman of multiple biotech companies in Taiwan, including PhytoHealth Corporation from 1998 to 2009 and AmCad BioMed Corporation from 2008 to 2009. In addition, Dr. Jiang is a director on various biotech associations, such as the Taiwan Bio Industry Organization (Taiwan) from 2006 to 2008 and the Chinese Herbs and Biotech Development Association in Taiwan from 2003 to 2006. Dr. Jiang was an assistant professor at University of Illinois from 1981 to 1987 and an associate professor at Rutgers, the State University of New Jersey from 1987 to 1990 and served as a professor at a few Taiwanese universities during a period from 1990 to 1993, such as National Taiwan University, National Cheng Kung University and Tunghai University. Dr. Jiang obtained his bachelor degree in Engineering and Chemical Engineering from National Taiwan University in Taiwan in 1976, masters and Ph.D. from Northwestern University in the U.S. in 1981 and Executive Master of Business Administration (“EMBA”) from National Taiwan University in Taiwan in 2007. As a successful entrepreneur, Dr. Jiang has developed and commercialized PG2 Lyo Injection, a new drug to treat cancer related fatigue. From 1998 to 2009, Dr. T. S. Jiang served as President of Phyto Health Corporation where he led a project team to develop PG2 Injectable. This product was extracted, isolated and purified from a type of Traditional Chinese Medicine. PG2 Injection was intended for cancer patients who had trouble recovering from severe fatigue. Dr. Jiang oversaw and managed the R&D department, daily corporate operations and business of Phyto Health Corporation when he was the President. PG2 Lyo Injection received approval on its NDA from Taiwan Food and Drug Administration in 2010 and later was launched into the Taiwan market in 2012. We believe that Dr. Jiang provides leadership and technological guidance on our strategic development and operations.

Dr. Tsang Ming Jiang, has served as a technical director at the Industrial Technology Research Institute in Taiwan since January 2017. Prior to joining the Industrial Technology Research Institute as a technical director, Dr. Jiang worked at the Company as chief information officer from November 2016 to January 2017, Ericsson as engineering manager from 2013 to 2016 and the Industrial Technology Research Institute as deputy director from October 2011 to February 2013. In addition, Dr. Jiang worked at several other research institutes, including University of Alaska Fairbanks, National Taiwan University and Chung Cheng University, with his research interest in cloud computing and Internet security, especially in the areas of virtualization, software-defined data centers, SDN enabled networks and big data analytics. Dr. Jiang received his Bachelor of Science in electrical engineering in 1982 and Master of Science in electrical engineering in 1984, both from National Taiwan University, and his Ph.D. in electrical engineering and computer science from University of Illinois at Chicago in 1988. Dr. Tsang Ming Jiang is a brother of Dr. Tsung-Shann Jiang, who together with his wife collectively owns 80% of Lion Arts Promotion, Inc. which has approximately 69.3% of ownership interest in the Company through YuanGene Corporation, a wholly-owned subsidiary of Lion Arts Promotion, Inc.

Norimi Sakamoto, currently serves at four enterprises, Shogun Maitake Canada Co., Ltd. as an executive officer and business development manager from 2015, Shogun Maitake Odaira Enterprise Ltd as an executive officer from 2017, Odaira Corporation Co., Ltd. as chief executive officer since 2014 and MyLife Corporation as president and chief executive officer since 2012. Ms. Sakamoto started her career in 1997 from Sumitomo Corporation Hokkaido Co., Ltd. in Japan. Ms. Sakamoto received her Bachelor Degree of Arts in travel and tourism from Davis and Elkins College in 1993 and Master of Science in urban studies from the University of New Orleans in 1995.

Yen-Hsin Chou, has served as a clerk at Mega Securities Co., Ltd. since 2011. Ms. Chou’s responsibilities primarily include selling various types of securities, including futures, funds and insurance, managing clients’ accounts and business development. Ms. Chou received a Bachelor Degree from Yuan Chi University School of Economics in 2011.

Dr. Chang-Jen Jiang, has been an attending doctor at the department of pediatrics of Eugene Women and Children Clinic since 2009. Previously, Dr. Chang-Jen worked as an attending doctor at the department of pediatrics of Keelung Hospital, the Ministry of Health and Welfare in Taiwan from 1994 to 2009. Before his position at Keelung Hospital, he was a chief doctor at the department of pediatrics, hematology and oncology of Mackay Memorial Hospital in Taiwan for three years until 1994. Dr. Chang-Jen Jiang obtained his doctor of medicine degree (the Taiwanese equivalent degree of MD) from Taipei Medical University in Taiwan in 1982 and started his career in Mackay Memorial Hospital. We believe that the Company will benefit from Dr. Jiang’s knowledge in biology and experiences in medical practice.

Dr. Shin-Yu Miao, has served as an associate professor at Ling Tung University Department of Applied Foreign Languages since 2004. She served as a lecturer from 1996 to 2004. Ms. Miao received her M.S. in Adult Education from the University of Manchester in 1995 and Ph.D. in Adult Education from the University of South Australia in 2004. We believe that Ms. Miao’s familiarity with biotech research centers will be a valuable resource for our drug development.

Yoshinobu Odaira, is an entrepreneur and has founded a number of Japanese agricultural companies, including Yukiguni Maitake, our licensing partner. In 1983, Mr. Odaira established Yukiguni Maitake, which became a public company in Japan in 1994. In 2015, Bain Capital Private Equity purchased Yukiguni Maitake through a tender offer. In addition to his success with Yukiguni Maitake, Mr. Odaira served as the CEO of Yukiguni Shoji Co., Ltd. since 1988 and the CEO of Odaira Shoji Co., Ltd. from 1989.  In 2015, Mr. Odaira founded two new companies, Shogun Maitake Canada Co., Ltd. in Canada and Odaira Kinoko Research Co., Ltd. in Japan. Yoshinobu Odaira graduated from the Ikazawa Junior High School in 1963. We believe that we will benefit from Mr. Odaira’s successful business experience.

Vote Required

The director nominees shall be elected by a plurality of the total votes properly cast electronically or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 1.

PROPOSAL NO. 2 — ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Corporate Governance and Nominating Committee and approved by our Board to stand for election as directors of the Company. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason, any nominee/director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Board Qualifications and Director Nominees

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our Shareholders. While the Corporate Governance and Nominating Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Corporate Governance and Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing Shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The Director Nominees recommended by the Board are as follows:

Name	Age
Che Wei Hsu	41
Shuling Jiang	66
Kuang-Tseng Chen	69

(1)	Anticipated member of Audit Committee
(2)	Anticipated member of Compensation Committee
(3)	Anticipated member of Corporate Governance and Nominating Committee

Information Regarding the Company’s Directors and the Nominees

Che Wei Hsu is currently employed by Chunghwa Post Co., Ltd.; previously she was a teacher in a Junior High School. Ms. Hsu received a Bachelor Degree from Tunghai University School of Chinese Literature in 2004.

Shuling Jiang has served as a director for various companies, including BioLite, Inc., BioFirst Corp, Lion Arts Promotion, Inc., since 2017 and started to serve as Managing Director for Biokey, Inc. in March 2022. Ms. Jiang received a Bachelor Degree from National Taiwan Normal University School of Music in 1978 and a Master Degree from Northwestern University School of Music in 1983.

Kuang-Tseng Chen founded the real estate company Hao Ting Co., Ltd. in 2008. Mr. Chen received a Bachelor Degree from National Taiwan University School of Chemical Engineering in 1976.

Vote Required

The director nominees shall be elected by a plurality of the total votes properly cast electronically or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 2.

Executive Officers

The following table sets forth as of the date of this report, the name, age, and position of each executive officer.

Set forth below is certain biographical information regarding each of our officers, that is not also a director, as of the date hereof.

Name	Age	Title
Chihliang An	41	Chief Financial Officer (“CFO”)
Dr. Tsung-Shann (T.S.) Jiang	68	Chief Strategy Officer (“CSTRO”) and Director
Dr. Howard Doong	64	Chief Executive Officer (“CEO”)
Dr. Chi-Hsin (Richard) King	72	Chief Scientific Officer (“CSO”)

Dr. Howard Doong, was appointed as the Company’s new CEO on September 15, 2017. In addition to the position at the Company, Dr. Doong also serves as the Chairman and the CEO of  LifeCode Biotechnology Company (“LifeCode”), a Taiwan company in the biotechnology business, since 2017. At the same time, he also serves as the CSO of Wuhan Frasergen Genomic Medicine Company (“Wuhan Frasergen Genomic”), a Chinese company in the biotechnology business, since 2016. He served as the CSO of Cold Spring Biotech Corporation, a Taiwan corporation in the biotechnology business from 2014 to 2016. He served as the CEO of iKnowledge-Care Bioscience Corp, a Taiwan company in the biotechnology business from 2014 to 2015. He served as the director of Taipei Veteran General Hospital-LihPao Laboratory of Cancer Genomic Medicine from 2012 to 2013. He served as the Vice President and director of Quality Assurance, TrimGen Corporation, a Maryland corporation in the biotechnology business from 2006 to 2011. Before 2006, Dr. Doong was a professor at the University of Maryland School of Medicine and Biotechnology Institute, and a researcher at National Cancer Institute (NCI) of the National Institutes of Health (NIH). Dr. Doong received his Ph.D. degree from University of Chicago, the Department of Organismal Biology and Anatomy and the Department of Surgery. He received his M.D and Ph.D. degree from Harvard-MIT Division of Health Sciences and Technology. He received his M.S. degree from the University of New Hampshire, Genetics Program and B.S. degree from Fu-Jen Catholic University, Taiwan, Department of Biology.

Mr. Chihliang An, was the Managing Director of Investment Team at Yintai Investment (Hong Kong) since September 2018 to June 2019. Prior to that, Mr. An served as a Senior Director of Sales and Operations at Goertek (USA) from March 2017 to August 2018 and a Director of Finance at BioKey, Inc., which is a wholly-owned subsidiary of the Company now, from March 2015 to February 2017. Mr. Chihliang An received a Bachelor of Art degree in Statistics from Tamkang University in Taiwan in 2003 and an MBA in Finance from University of Kentucky in 2007.

Dr. Chi-Hsin Richard King—Chief Scientific Officer, effective September 15, 2017, the Board appointed Dr. Chi-Hsin Richard King as the CSO of the Company. Dr. Chi-Hsin Richard King, 71, retired since July 2017. He served as the consultant at TaiGen Biotechnology Co. Ltd (“TaiGen”), a Taiwan company in the biotechnology business, from August 2016 to July 2017, the Senior Vice President at TaiGen from July 2008 to August 2016 and as the Vice President at Research and Development of TaiGen from June 2005 to July 2008. Dr. King served as the Director at Albany Molecular Research Inc. (“AMRI”), a New York corporation, from January 2003 to June 2005, the Assistant Director at Medicinal Chemistry Department of AMRI from January 2000 to December 2002 and the Assistant Director at Chemical Development Department of AMRI from August 1997 to January 2000. Dr. King received the Ph. D. degree of organic chemistry from University of Utah in March 1980, and B.S. degree of chemistry from National Taiwan Normal University in July 1972.

Corporate Governance

Director Independence

The NASDAQ Rules require that a majority of the Board be independent. The Board currently consists of 11 directors, of which nine are non-management directors. Each year the Board reviews the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. For information about related party transactions, see “Related Party Transactions” further down in this statement. Based on this review, the Board has determined that the following current directors and New Director Nominees are “independent directors” as defined by the NASDAQ Rules: Messrs. Miao, Odaira, and Chen and Mses. Sakamoto, Chou and Hsu.

Each director who is a member of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2021, the Company’s Board of Directors held 9 meetings of the board and approved several other actions via unanimous written consent. All directors are expected to attend meetings and their attendance is recorded in the minutes. All members attended all meetings.

Committees of the Board of Directors

We established an audit committee, a compensation committee and a corporate governance and nominating Committee. Each of the committees of the Board have the composition and responsibilities described below, assuming all Director Nominees are elected.

Audit Committee

The Audit Committee of the Board of Directors consists of Ms. Chou, Yen-Hsin (Chair), Mr. Wu, Chen, Ming-Fong and Ms. Miao and Shin-Yu. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that Ms. Chou and Ms. Maio are each an “independent director” under the listing standards of The NASDAQ Stock Market. The Board of Directors has also determined Ms. Chou is an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.abvcpharma.com. Information contained on our website are not incorporated by reference into and do not form any part of this reports. We have included the website address as a factual reference and do not intend it to be an active link to the website.

It is determined that Ms. Yen-Hsin Chou, possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee of the Board of Directors currently consists of Mr. Hsu, Ms. Miao and Ms. Sakamoto. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Ms. Sakamoto (Chair) and Ms. Maio are each an “independent director” under the listing standards of The NASDAQ Stock Market LLC. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.abvcpharma.com. Information contained on our website are not incorporated by reference into and do not form any part of this report. We have included the website address as a factual reference and do not intend it to be an active link to the website.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors consists of Mr. Yoshinobu Odaira (Chair), Mr. Hsu and Ms. Miao, each of whom is an independent director under Nasdaq’s listing standards. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Family Relationships

The only family relationships among the executive officers and directors of the Company are: Dr. Tsang Ming Jiang, Dr. Tsung-Shann Jiang and Dr. Chang-Jen Jiang who are brothers, Mr. Eugene Jiang who is Dr. Tsung-Shann Jiang’s son and the marital relationship between Yoshinobu Odaira and Norimi Sakamoto and between Shuling Jiang and Dr. Jiang.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (c)(2) of Item 103 of Regulation S-K.

Board of Directors

Our board of directors consists of 11 directors as of the date of April 20, 2022.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Interested Transactions

Pursuant to our Articles of Incorporation, no contract or other transaction between the Company and one or more or its directors or officers, or between the Company and any Company, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

(a) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;

(b) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c) The contract or transaction is fair as to the Company at the time it is authorized or approved.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that the members of the Board, our executive officers and persons who own more than 10 percent of a registered class of our equity securities file initial reports of ownership and reports of changes in ownership of our common units and other equity securities with the SEC and any exchange or other system on which such securities are traded or quoted.

This was the first year that our officers, directors and greater than 10% shareholders were subject to these rules. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during the fiscal year ended December 31, 2021 were timely made, except that during the fiscal year ended December 31, 2021, Mr. Chihliang An, failed to timely report his initial ownership of our common stock on Form 3 and Dr. Ming-Fong Wu and Dr. Hwalin Lee failed to report each of his respective initial ownership of our common stock on Form 3.

Executive Compensation

The following tables set forth, for each of the last two completed fiscal years of us, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Howard Doong (1)	2021	200,000							1,036,002
	2020	200,000			234,750				434,750

Chihliang An (2)	2021	200,000							687,668
	2020	200,000			156,500				356,500

Tsung-Shann Jiang (3)	2021	200,000							262,700
	2020	200,000			106,749				306,749

Richard Chi-Hsin King (4)	2021	200,000							861,834
	2020	200,000			234,750				434,750

Eugene Jiang (5)	2021	200,000							262,700
	2020	200,000			207,585				407,585

(1)	Dr. Doong was appointed as the CEO on September 15, 2017.

(2)	Mr. An was appointed as the CFO on September 1, 2019.
(3)	Dr. Jiang was appointed as the CSTRO on September 1, 2019
(4)	Dr. King was appointed as the CSO on September 15, 2017
(5)	Eugene Jiang was appointed as CBO on September 1, 2019
(6)	The weighted average grant date fair value of options granted during 2021 was $2.09, using the Black-Scholes option-pricing model. Accordingly, the Company recognized stock-based compensation expense of $2,675,205 for the years ended December 31, 2021.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

Our board approved and adopted the Amended and Restated 2016 Equity Incentive Plan on September 12, 2020 (the “Plan”).

Grants of Plan-Based Awards

On November 21, 2020, the Company issued an aggregate of 545,182 options to purchase shares of Common Stock in lieu of unpaid salaries of certain employees (other than Officers and Directors) and unpaid consulting fees under the Plan, as amended; the total converted salaries was $1,090,361. The options are exercisable at $2.00 per share.

On October 15, 2021, the Company’s Board of Directors approved and issued the following option awards pursuant to the Plan:

●	30,000 options to each director, including the Chairman; such options are exercisable at $3.00 per share.

●	Options for 400,001 shares, 233,334 shares, and 316,667 shares to the CEO, CFO and CSO, respectively; the options are exercisable at $3.00 per share.

As of the date of this report, we have granted options under the Plan that can be exercised for an aggregate of 1,825,184 shares of Common Stock.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2021:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Issued (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Been Issued ($)
Howard Doong	85,715	10,715	-	2.00	Nov 20, 2031	-	-	-	-
	400,001	-	-	3.00	Oct 15, 2032

Chihliang An	54,762	9,524		2.00	Nov 20, 2031
	233,334	-		3.00	Oct 15, 2032

Tsung-Shann Jiang	34,105	-		2.00	Nov 20, 2031
	30,000	-		3.00	Oct 15, 2032

Richard Chi-Hsin King	82,144	14,286		2.00	Nov 20, 2031
	316,667	-		3.0	Oct 15, 2032

Eugene Jiang	72,418	12,193		2.00	Nov 20, 2031
	30,000	-		3.00	Oct 15, 2032

Compensation of Directors

We paid all directors, including the Chairman, 30,000 stock options for each person in fiscal year 2021. We intend to pay all directors, including the Chairman, $3,500 monthly compensation for each person during the term of their service, starting later this year.

 Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Contracts

Dr. Howard Doong has entered into an employment agreements (“Doong Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $100,000. As of December 31, 2017, we paid Mr. Doong 20,833 shares of the Company’s common stock at a per share price of $1.60 as opposed to cash compensation. Under Doong Employment Agreement, Dr. Doong is employed as our CEO and President of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary. On August 21, 2019, all of the Board members present at the Meeting, unanimously reelected Dr. Howard Doong as the Chief Executive Officer (“CEO”), which shall become effective on September 1, 2019 for a term of three years.

On August 21, 2019, all of the Board members present at the Meeting unanimously appointed Mr. Chihliang An as the Company’s Chief Financial Officer (“CFO”) effective from September 1, 2019 for a term of three years.

Dr. Chi-Hsin Richard King has entered into an employment agreements (“King Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $50,000. As of December 31, 2017, we paid Mr. King 10,416 shares of the Company’s common stock at a per share price of $1.60 as opposed to cash compensation. Under King Employment Agreement, Dr. King is employed as the CSO of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary. On August 21, 2019, all of the Board members present at the Meeting, unanimously reelected Dr. Richard King as the Chief Scientific Officer (“CSO”), which shall become effective on September 1, 2019 for a term of three years.

On August 21, 2019, all of the Board members present at the Meeting, except Eugene Jiang, appointed Mr. Eugene Jiang, the current Chairman of the Board, as the Chief Business Officer, effective since September 1, 2019 for a term of three years. Mr. Eugene Jiang excused himself from the discussion regarding his appointment as the Chief Business Officer of the Company during the Board meeting.

On August 21, 2019, all of the Board members present at the Meeting, except Dr. Tsung-Shann Jiang, reelected Dr. Tsung-Shann Jiang as the Chief Strategy Officer, effective since September 1, 2019 for a term of three years. Dr. Tsung-Shann Jiang excused himself from the discussion regarding his appointment as the Chief Strategy Officer of the Company during the Board meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2022 (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 44370 Old Warm Springs Blvd., Fremont, CA 94538. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of April 20, 2022, we had 30,307,329 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Howard Doong	18,404	* %
Eugene Jiang (1)	702,246	2.3%
Chihliang An	13,334	*
Chi-Hsin (Richard) King	869	*
Yen-Hsin Chou	5,679	*
Dr. Shin-Yu Miao (2)	66,865	*
Dr. Tsang-Ming Jiang	6,067	*
Dr. Ming-Fong Wu	-	*
Norimi Sakamoto	4,667	*
Dr. Tsung-Shann Jiang (3)(5)	12,047,746	39.8%
Dr. Chang-Jen Jiang (4)	5,545	*
Yoshinobu Odaira	163,702	*
Shih-Chen Tzeng	-	*
Dr. Hwalin Lee	106,550	*

All officers and directors as a group (Fourteen (14) persons)	13,141,674	43.4%
YuanGene Corporation (5)	8,296,968	27.4%

*	less than 1%.
(1)	Eugene Jiang indirectly owns 673,189 shares of the Company’s common stock through his ownership in AsianGene Corporation (controlled by the controlling beneficiary of YuanGene Corporation) (“AsianGene”), 3,743 shares of the Company’s common stock through his ownership in BioFirst Corporation (controlled by the controlling beneficiary of YuanGene Corporation) (“BioFirst”), 141 shares of the Company’s common stock through his ownership in Rgene Corporation (controlled by the controlling beneficiary of YuanGene Corporation) (“Rgene”), and the rest of 25,173 shares through direct ownership.

(2)	Dr. Shin-Yu Miao held 1,192 shares of the Company’s common stock through her ownership in BioFirst, 7 shares of the Company’s common stock through his ownership in Rgene, and the rest of 65,666 through direct ownership.

(3)	Dr. Tsung-Shann Jiang owns 2,296 shares of the Company’s common stock through BioLite, Inc., 19,589 shares through Rgene, 96,364 shares through BioFirst, 134,945 shares through his 20.2% ownership of Lion Arts Promotion Inc. (a shareholder of the Company) (“Lion Arts”), 1,675,988 through Lion Arts’ ownership of YuanGene Corporation, 509,878 shares through LionGene Corporation (shareholder of the Company and controlled by the controlling beneficiary of YuanGene Corporation), 8,850 shares through Genepro Investment and the remaining 2,161,742 shares through direct ownership.

(4)	Dr. Chang-Jen Jiang held 939 shares of common stock in the Company through his ownership in BioFirst, 6 shares of the Company’s common stock through Rgene, and the rest of 4,600 shares through direct ownership.

(5)	YuanGene Corporation is a company wholly-owned by Lion Arts, which is owned by Shuling Jiang (80%) and Dr. Tsung-Shann Jiang (20%); however, YuanGene appointed Eugene Jiang to have sole voting control over the shares held by YuanGene, the principal office address of which is 2nd floor, Building B, SNPF Plaza, Savalalo, Apia, Samoa.

The New Director Nominees own the following shares of our common stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Che Wei Hsu	1,012		*
Shuling Jiang	7,438,092	(1)	24.5%
Kuang Tseng Chen	5,556		*
All officers and directors, if all New Director Nominees elected, as a group (Fourteen (14) persons)	13,041,692		43%

*	less than 1%.

(1)	Ms. Jiang owns 213,120 shares through Keypoint Technology Ltd. (“Keypoint”), over which she has sole voting control and for which Eugene Jiang’s mother is the chairman, 539,778 through her 79.8% of Lion Arts, 6,620,979 through Lion Arts’ ownership of YuanGene Corporation and 64,215 shares directly.

Certain Relationships and Related Party Transactions

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2020, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Co-Development agreement with Rgene Corporation

On November 10, 2020, the Company and Rgene signed an amendment to the Co-Dev Agreement dated May 26, 2017, pursuant to which both parties agreed to delete AB-1507 HER2/neu Positive Breast Cancer Combination Therapy and AB 1527 Ovary Cancer Combination Therapy and add ABV-1519 EGFR Positive Non-Small Cell Lung Cancer Combination Therapy and ABV-1526 Large Intestine / Colon / Rectal Cancer Combination Therapy to the products to be co-developed and commercialized. Other provisions of the Co-Dev Agreement remain in full force and effect.

Collaborative agreement with BioFirst Corporation

On November 4, 2020, we executed an amendment to our collaboration agreement with BioFirst dated July 24, 2017, to add BFC-1403 Intraocular Irrigation Solution and BFC-1404 Corneal Storage Solution to our agreement. BFC-1404 is utilized during a corneal transplant procedure to replace a damaged or diseased cornea while BFC-1403 has broader utilization during a variety of ocular procedures.

Initially ABVC will focus on BFC-1404, a solution utilized to store a donor cornea prior to either penetrating keratoplasty (full thickness cornea transplant) or endothelial keratoplasty (back layer cornea transplant). Designated ABV-2002 under ABVC’s product identification system, the solution is comprised of a specific poly amino acid that protects ocular tissue from damage caused by external osmolarity exposure during pre-surgery storage. The specific polymer in ABV 2002 can adjust osmolarity to maintain a range of 330 to 390 mOsM thereby permitting hydration within the corneal stroma during the storage period. Stromal hydration results in (a) maintaining acceptable corneal transparency and (b) prevents donor cornea swelling. ABV-2002 also contains an abundant phenolic phytochemical found in plant cell walls that provides antioxidant antibacterial properties and neuroprotection.

Early testing by BioFirst indicates that ABV-2002 may be more effective for protecting the cornea and retina during long-term storage than other storage media available today and can be manufactured at lower cost. Categorized as a Class I Medical Device that has the lowest risk to patients, ABVC intends to submit a Premarket Notification 510(K) submission to the FDA before the end of 2021 to demonstrate the device is at least as safe and effective as current products on the market.

On May 11, 2018, the Company and BioFirst (Australia) entered into a loan agreement for a total amount of $40,000 to meet its working capital needs. The advances bear 0% interest rate and are due on demand prior to September 30, 2020. Afterwards, all outstanding load will bear interest rate at 12% per annum. On July 1, 2020, the Company entered into a loan agreement with BioFirst (Australia) for $361,487 to properly record R&D cost and tax refund allocation based on co-development contract executed on July 24, 2017. The loan will be matured on September 30, 2021 with an interest rate of 6.5% per annum. On September 7, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $67,873 to meet its new project needs. On December 1, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $250,000 to increase the cost for upcoming projects. The loan will mature on November 30, 2022 with an interest rate of 6.5% per annum. As of December 31, 2021 and 2020, the aggregate amount of outstanding loan and accrued interest was $466,256 and $373,235, respectively.

Joint Venture Agreement

On October 6, 2021 (the “Completion Date”), the Company, Lucidaim Co., Ltd., a Japanese corporation (“Lucidaim,” together with the Company, the “Shareholders”), and BioLite Japan K.K., a Japanese corporation (“Biolite JP”) entered into a Joint Venture Agreement (the “Agreement”). Biolite JP is a private limited company (a Japanese Kabushiki Kaisha) incorporated on December 18, 2018 and at the date of the Agreement has 10,000 ordinary shares authorized, with 3,049 ordinary shares issued and outstanding (the “Ordinary Shares”). Immediately prior to the execution of the Agreement, Lucidaim owned 1,501 Ordinary Shares and the Company owned 1,548 Ordinary Shares. The Shareholders entered into the joint venture to formally reduce to writing their desire to invest in and operate Biolite JP as a joint venture. The business of the joint venture shall be the research and development of drugs, medical device and digital media, investment, fund running and consulting, distribution and marketing of supplements carried on by Biolite JP and its subsidiaries in Japan, or any other territory or businesses as may from time to time be agreed by an amendment to the Agreement. The closing of the transaction is conditioned upon the approval and receipt of all necessary government approvals, which have been received.

Pursuant to the Agreement and the related share transfer agreement, the Company shall transfer 54 of its Ordinary Shares to Lucidaim for no consideration, such that following the transfer, Lucidaim shall own 1,555 Ordinary Shares (51%) and the Company shall own 1,494 Ordinary Shares (49%). Also pursuant to the Agreement, there shall be 3 directors of Biolite JP, consisting of 1 director appointed by the Company and 2 appointed by Lucidiam. The Company shall appoint Eugene Jiang, the Company’s current Chairman and Chief Business Officer and Lucidaim shall appoint Michihito Onishi; the current director of Biolite JP, Toru Seo (who is also a director of BioLite Japan’s other shareholder), is considered the second Lucidaim director. The Agreement further provides that the Company and Biolite JP shall assign the research collaboration and license agreement between them to Biolite JP or prepare the same (the “License Agreement”). The aforementioned transactions occurred on the Completion Date.

As per the Agreement, the Shareholders shall supervise and manage the business and operations of Biolite JP. The directors shall not be entitled to any renumeration for their services as a director and each Shareholder can remove and replace the director he/she/it appointed. If a Shareholder sells or disposes of all of its Ordinary Shares, the director such Shareholder appointed must tender his/her resignation. The Agreement also sets forth certain corporate actions that must be pre-approved by all Shareholders (the “Reserved Matters”). If the Shareholders are unable to make a decision on any Reserved Matter, then either Shareholder can submit a deadlock notice to the other shareholder, 5 days after which they must refer the matter to each Shareholder’s chairman and use good faith to resolve the dispute. If such dispute is not resolved within 10 days thereafter, then either Shareholder can offer to buy all of the other Shareholder’s Ordinary Shares for cash at a specified price; if there is not affirmative acceptance of the sale, the sale shall proceed as set forth in the sale offer.

Each of the Shareholders maintains a pre-emptive right to purchase such number of additional Ordinary Shares as would allow such Shareholder to maintain its ownership percentage in Biolite JP if Biolite JP issues any new Ordinary Shares. However, the Agreement provides that the Company shall lose its pre-emptive rights under certain conditions. The Shareholders also maintain a right of first refusal if the other Shareholder receives an offer to buy such shareholder’s Ordinary Shares.

The Agreement also requires Biolite JP to obtain a bank facility in the amount of JPY 30,460,000 (approximately USD272,000), for its initial working capital purposes. Pursuant to the Agreement, each Shareholder agrees to guarantee such bank facility if the bank requires a guarantee. Accordingly, the Company may be liable for the bank facility in an amount up to JPY 14,925,400 (approximately USD134,000), which represents 49% of the maximum bank facility. The Agreement further provides that Biolite JP shall issue annual dividends at the rate of at least 1.5% of Biolite JP’s profits, if it has sufficient cash to do so.

Pursuant to the Agreement, the Company and Biolite JP agree to use their best efforts to execute the License Agreement by the end of December 2021, but since it was not yet executed, the parties continue such efforts. The Company agreed that any negotiation on behalf of Biolite JP regarding the terms of the License Agreement shall be handled by the directors appointed by Lucidaim. If the Company and such Lucidaim directors do not reach agreement on the terms, Biolite JP may at its sole discretion determine not to execute the License Agreement without any liability to the Company.

The Agreement contains non-solicitation and non-compete clauses for a period of 2 years after a Shareholder or its subsidiaries ceases to be a Shareholder, with such restrictive covenants limited to business within the ophthalmologic filed or central neurological field. Any rights to intellectual property that arise from Biolite JP’s activities, shall belong to Biolite JP.

The Agreement contains standard indemnification terms, except that no indemnifying party shall have any liability for an individual liability unless it exceeds JPY 500,000 (approximately USD4,500) and until the aggregate amount of all liabilities exceeds JPY 2,000,000 (approximately USD18,000) and then only to the extent such liability exceed such limit.

The Company paid $150,000 towards the setup of the joint venture; BioLite Japan’s other shareholder also paid $150,000 after the Letter of Intent was signed.

The Agreement shall continue for 10 years, unless earlier terminated. The Agreement also allows a Shareholder to terminate the agreement upon certain defaults committed by another Shareholder, as set forth in the Agreement.

Agreement with BioLite, Inc.

We entered into a Collaborative Agreement with BioLite, Inc., a company incorporated under the laws of Taiwan, and a subsidiary of the Company, (“BioLite”) on December 29, 2015, and then entered into two addendums to such agreement (as amended and revised, (the “Agreement”). The majority shareholder of BioLite is one of the Company’s subsidiaries, the Company’s Chairman is a director of BioLite and Dr. Jiang, the Company’s Chief Strategy Officer and a director, is the Chairman of BioLite.

Pursuant to the Agreement, the Company acquired the sole licensing rights to develop and commercialize for therapeutic purposes six compounds from BioLite. In accordance with the terms of the Agreement, the Company shall pay BioLite (i) milestone payments of up to $100 million in cash and equity of the Company or equity securities owned by it at various stages on a schedule dictated by BioLite’s achievements of certain milestones, as set forth in the Agreement (the “Milestone Payments”) and (ii) a royalty payment equal to 5% of net sales of the drug products when ABV-1501 is approved for sale in the licensed territories. If BioLite fails to reach any of the milestones in a timely manner, it may not receive the rest of the payments from the Company. According to the Agreement, after Phase II clinical trials are completed, 15% of the Milestone Payment becomes due and shall be paid in two stages: (i) 5% no later than December 31, 2021 (the “December 2021 Payment”) and (ii) 10% no later than December 31, 2022. On February 12, 2022, the Company’s Board of Directors determined that the December 2021 Payment, which is equal to $5,000,000, shall be paid via the cancellation of certain outstanding debt, in the amount of $5,000,000, that BioLite owes the Company as of December 31, 2021. On February 22, 2022, the parties entered into an amendment to the Agreement allowing the Company to make all payments due under the Agreement via the forgiveness of debt, in equal value, owed by BioLite to the Company.

This was a related party transaction and was conducted at arm’s length. In addition to the Company’s board of directors approving the modification of terms of the Agreement, the Company’s audit committee approved them too. The Board believes it is in the Company’s best interest to cancel outstanding debt and apply it to the December 2021 Payment.

Following such approval, the Company and BioLite entered into an amendment to the Agreement reflecting the modified payment method.

Other related party transactions

Due from related parties:

(1)	As of December 31, 2021 and 2020, there was an aggregate amount of $49,110 and $42,911 due from Rgene for working capital purposes, respectively. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the maturity date was December 31, 2020. As of December 31, 2021, and December 31, 2020, the outstanding loan balance was $33,520 and $31,684; and accrued interest was $13,701 and $11,227, respectively. On January 1, 2021, BioLite Taiwan entered into a consultant services agreement with Rgene, of which the amount due from Rgene was $1,889 for the year ended December 31, 2021.

(2)	On May 27, 2019, the Company entered into loan agreements with AsiaGene for NT $100,000, equivalent to $3,560, to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the loan maturity date was December 31, 2020. The loan was repaid in full during the year of 2021. As of December 31, 2021 and 2020, the outstanding loan balance was $0 and $3,560, and accrued interest was $0 and $681, respectively.

(3)	On November 2, 2021, November 12, 2021 and December 20, 2021, the Company and BioFirst entered into loan agreements for a total amount of $45,000, $140,000, and $280,000, respectively, to meet its working capital needs. The loan will be matured on November 1, 2022, November 11, 2022, and December 19, 2022, respectively, all with an interest rate of 6.5% per annum. As of December 31, 2021, and December 31, 2020, the outstanding loan balance was $465,000 and $0; and accrued interest was $3,435 and $0, respectively.
(4)	On July 1, 2020, the Company entered into a loan agreement with BioFirst (Australia) for $361,487 to properly record R&D cost and tax refund allocation based on co-development contract executed on July 24, 2017. The loan was originally set to mature on September 30, 2021 with an interest rate of 6.5% per annum, however, on September 7, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $67,873 to meet its new project needs. On December 1, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $250,000 to increase the cost for upcoming projects. The loan will mature on November 30, 2022 with an interest rate of 6.5% per annum. As of December 31, 2021 and 2020, the aggregate amount of outstanding loan and accrued interest was $491,816 and $373,235, respectively.

(5)	On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (the “BHK”) entered into a co-development agreement, (the “BHK Co-Development Agreement”, see Note 3). The development costs shall be shared 50/50 between BHK and the Company. Under the term of the agreement, BioLite issued relevant development cost to BHK. As of December 31, 2021 and 2020, due from BHK was $124,972 and $123,583, respectively.

(6)	On February 27, 2019, the Company has advanced funds to LBG USA for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31, 2021 and 2020, the outstanding advance balances was $675 and $675, respectively.
(7)	On October 31, 2020, the Company has advanced an aggregate amount of $1,610 to Keypoint for working capital purpose. Under the terms of the loan agreement, the loan bears interest at 6.5% per annum and the loan will be matured on October 30, 2021. As of December 31, 2021 and 2020, the outstanding loan balance was $1,610 and $1,610, respectively.

Due to related parties:

(1)	Since 2019, BioFirst has advanced funds to the Company for working capital purpose. The advances bear interest 1% per month (or equivalent to 12% per annum). As of December 31, 2021 and 2020, the aggregate amount of outstanding balance and accrued interest is $40,878 and $23,647, respectively.

(2)	As of December 31, 2021 and 2020, BioFirst (Australia) has advanced the Company an aggregate amount of $132,443 and $0, respectively for new project purpose.

(3)	As of December 31, 2021 and 2020, AsiaGene has advanced the Company an aggregate amount of $24,017 and $0, respectively for working capital purpose. This advance bears 0% interest rate and is due on demand.

(4)	As of December 31, 2021 and 2020, YuanGene has advanced the Company an aggregate amount of $9,205 for working capital purpose. This advance bears 0% interest rate and is due on demand.

(5)	Since 2019, the Jiangs advanced funds to the Company for working capital purpose. As of December 31, 2021 and 2020, the outstanding balance due to the Jiangs amounted to $18,750 and $16,627, respectively. These loans bear interest rate of 0% to 1% per month, and are due on demand.

(6)	Since 2018, the Company’s shareholders have advanced funds to the Company for working capital purpose. The advances bear interest rate from 12% to 13.6224% per annum. As of December 31, 2021 and 2020, the outstanding principal and accrued interest was $168,131 and $166,261, respectively. Interest expenses in connection with these loans were $22,779 and $21,520 for the year ended December 31, 2021 and 2020, respectively.

(7)	Commencing January, 2020, the Company had advances from one employee for working capital purpose. The outstanding balance including accrued interest due to this employee amounted to $0 and $72,705 as of December 31, 2021 and 2020, respectively. This loan bears interest rate of 1.5% per annum, and the loan with interest has been repaid in full during the year ended December 31, 2021.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected KCCW ACCOUNTACY CORP. to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

We are asking our Shareholders to ratify the selection of KCCW as our independent registered public accounting firm. In the event our Shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

We have been advised by KCCW that neither the firm nor any of its associates had any relationship during the last fiscal year with our company other than the usual relationship that exists between independent registered public accountant firms and their clients.  Representatives of KCCW are not expected to attend the Meeting virtually and therefore are not expected to be available to respond to any questions.  As a result, representatives of KCCW will not make a statement during the Meeting.

Principal Accountant Fees and Services

Various audit, audit related and non-audit services to us is as follows:

	For the Year Ended December 31,
	2021	2020
Audit Fees	$249,350	$280,000
Audit Related Fees	78,750	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$328,100	$280,000

Audit Fees.   Audit Fees consists of fees for professional services rendered by our principal accountants for the contemporaneous audit of our annual financial statements and the review of quarterly financial statements or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees.   Audit Related Fees consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees and All Other Fees.   Tax Fees and All Other Fees Consists of fees for products and services provided by our principal accountants, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

The policy of our audit committee and our board of directors is to pre-approve all audit and non-audit services provided by our principal auditors, including audit services, audit-related services, and other services as described above, other than those for de minimis services which are approved by the audit committee or our board of directors prior to the completion of the services.

Policies and Procedures Relating to Approval of Services by Our Independent Registered Public Accountants

The Audit Committee is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by our independent registered public accounting firms (including the fees and other terms thereof), subject to the de minimus exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the Audit Committee prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimus exceptions.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by KCCW in 2021. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. One or more independent directors serving on the Audit Committee may be delegated by the full Audit Committee to pre-approve any audit and non-audit services. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by KCCW.

Vote Required

Proposal No. 3 will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the ratification of KCCW as independent registered public accountants as described in this Proposal No. 3.

PROPOSAL NO. 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Purpose

The SEC has adopted final rules requiring public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the compensation paid to our Principal Executive Officer and Principal Financial Officer (collectively, the “Named Executive Officers”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the compensation tables and accompanying narrative discussion).

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for the year ended December 31, 2021, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED.”

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.  The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

Proposal No. 4 will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the compensation of the Company’s named executive officer as described in this Proposal No. 4.

PROPOSAL NO. 5 — ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES

ON EXECUTIVE COMPENSATION

Purpose

The SEC has also adopted final rules requiring public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our shareholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal No. 4, in our future proxy statements.

We are presenting the following proposal, which gives you, as a shareholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders should be every year, every two years, or every three years.”

The Board recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the shareholders on executive compensation. We believe this frequency is appropriate for the reasons set forth below:

1.	Our equity compensation program is designed to support long-term value creation, and a vote every three years will allow the shareholders to better judge the equity compensation program in relation to our long-term performance. We strive to ensure management’s interests are aligned with shareholders’ interests to support long-term value creation through our equity compensation program. To that end, we may grant equity awards to vest over multi-year periods of service to encourage our Named Executive Officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

2.	A vote every three (3) years will provide the Board and the Compensation Committee with the time to thoughtfully consider and thoroughly respond to shareholders’ sentiments and to implement any necessary changes in light of the timing required therefor. The Board and the Compensation Committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important for aligning interests and for motivating and retaining our Named Executive Officers.

3.	We are open to input from shareholders regarding board and governance matters, as well as the equity compensation program. We believe that the shareholders’ ability to contact us and the Board at any time to express specific views on executive compensation holds us accountable to shareholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board and its committees. This vote may not be construed as overruling a decision by the Board or its committees, creating or implying any change to the fiduciary duties of the Board or its committees or any additional fiduciary duty by the Board or its committees or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the Board’s recommendation and the outcome of the vote on this matter, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Vote Required

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented in person or by proxy and entitled to vote at the Meeting.

Recommendation of the Board

The Board recommends that shareholders vote to have the non-binding vote on executive compensation occur every three years.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

OTHER INFORMATION

Electronic Delivery Of Future Shareholder Communications

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Deadline for Submission of Shareholder Proposals for 2023 Annual Meeting of Shareholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the Shareholders at our 2023 Annual Meeting of Shareholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices 44370 Old Warm Springs Blvd., Fremont, CA 94538, Attention: Chief Executive Officer, no later than November 1, 2022.

If we are not notified of a Shareholder proposal a reasonable time prior to the time we send our proxy statement for our 2023 annual meeting, then our Board will have discretionary authority to vote on the Shareholder proposal, even though the Shareholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a Shareholder proposal was received by us, it is suggested that Shareholder proposals be submitted by certified mail, return receipt requested, and be addressed to ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538 Attention: Chief Executive Officer. Notwithstanding, the foregoing shall not effectuate any rights of Shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any Shareholder a right to have any nominee included in our proxy statement.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, Shareholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

Annual Report

The Annual Report is being sent with this Proxy Statement to each Shareholder and is available at www.proxyvote.com as well as on the SEC’s website at www.sec.gov.  The Annual Report contains our audited financial statements for the fiscal year ended December 31, 2021.  The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement and one copy of our Annual Report are being delivered to multiple registered Shareholders who share an address unless we have received contrary instructions from one or more of the Shareholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered Shareholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Vstock Transfer, LLC, by calling (212) 828-8436, or by forwarding a written request addressed to Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this proxy Statement will be sent. By contacting Vstock Transfer, LLC, registered Shareholders sharing an address can also (i) notify the Company that the registered Shareholders wish to receive separate annual reports to Shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to Shareholders and proxy statements in the future if registered Shareholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple Shareholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Where You Can Find Additional Information

Accompanying this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Such Report constitutes the Company’s Annual Report to its Shareholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes the Company’s audited financial statements for the 2021 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Shareholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Chihliang An, our Chief Financial Officer, at info@ambrivis.com or by telephone at 510-668-0881.